EXHIBIT 10.1

WELLS FARGO BANK, NATIONAL ASSOCIATION

Dated as of March 25, 2013

International Rectifier Corporation
101 N. Sepulveda Boulevard
El Segundo, CA 90245
Attn: Chief Financial Officer and General Counsel

Re:            Amendment to Credit Agreement

Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of October 25, 2012 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the "Credit Agreement"), among International Rectifier Corporation, a Delaware corporation (the "Borrower"), each of the financial institutions party thereto from time to time (the "Lenders"), and Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the "Administrative Agent").  Capitalized terms are used in this letter agreement as defined in the Credit Agreement, unless otherwise defined herein.
The Borrower has requested certain amendments to the Credit Agreement and the Administrative Agent and the Required Lenders are willing to grant such requests on the terms and subject to the conditions set forth herein.
On the terms and subject to the conditions of this letter agreement:
(i)            The definition of "Guaranty Obligation" in Section 1.01 of the Credit Agreement is hereby amended by replacing the phrase ""Guaranty Obligation" shall not include endorsements for collection or deposit in the ordinary course of business" with the following:
""Guaranty Obligation" shall not include (x) endorsements for collection or deposit in the ordinary course of business, (y) keepwell agreements or comfort letters issued by any Loan Party to, and for the sole benefit of, any Borrower Party at the request of its auditors or its board of directors or other similar governing body and (z) guarantees or other contingent obligations of any Borrower Party made with respect to trade accounts payable owed by any other Borrower Party; provided that (A) such trade accounts payable arise in the ordinary course of business and (B) no material part of any such account is more than ninety (90) days past due (the exclusions in the foregoing clauses (x), (y) and (z), collectively, the "Excluded Contingent Obligations"" in lieu thereof;
(ii)            The definition of "Investment" in Section 1.01 of the Credit Agreement is hereby amended by replacing the phrase "or (b) prepaid expenses of such Person incurred and prepaid in the ordinary course of business consistent with past practice" with the following:
", (b) prepaid expenses of such Person incurred and prepaid in the ordinary course of business consistent with past practice or (c) any Excluded Contingent Obligations (except to the extent that any loan or advance of funds, capital contribution or other payment is actually made by such Person to satisfy the Excluded Contingent Obligations of another Person)" in lieu thereof;
(iii)            Section 5.02(a)(vi) of the Credit Agreement is hereby amended and restated in its entirety as follows:
"(vi) Indebtedness owing to any other Borrower Party; provided, that any Investment constituting such Indebtedness is permitted by Section 5.02(e);"
(iv) Section 5.02(e)(ii) of the Credit Agreement is hereby amended and restated in its entirety as follows:
"(ii) (x) Investments (other than Investments in Borrower Parties) existing on October 19, 2012 (it being understood that the aggregate value (as determined by the Borrower in good faith) of such Investments as of October 19, 2012 was approximately $15,700,000) and (y) Investments directly or indirectly in Foreign Subsidiaries, R Labco, Inc. and IR International Holdings China, Inc. (including, without limitation, (1) any loans or advances, less any repayments or prepayments of such loans or advances and (2) any other investment less any return of such investment (by way of dividend, return of capital or otherwise and whether in whole or in part)) in an aggregate amount not to exceed $1,377,300,000 at any one time outstanding;"
(v) Section 5.02(e)(iii) of the Credit Agreement is hereby amended and restated in its entirety as follows:
"(iii) Investments by the Loan Parties in each other;"
(vi) Schedule 5.02(e) of the Credit Agreement is hereby deleted in its entirety; and
(vii) Exhibit H of the Credit Agreement is hereby deleted in its entirety and Exhibit H hereto is hereby inserted in lieu thereof.
The provisions of this letter agreement shall be effective upon the date the Administrative Agent shall have received this letter agreement, duly executed and delivered by the Administrative Agent, the Required Lenders, the Borrower and the Guarantors.  Upon effectiveness of this letter agreement, the amendments contained in this letter agreement shall be deemed effective as of the Closing Date.
The Borrower hereby confirms that the representations and warranties contained in the Credit Agreement and the other Credit Documents are (immediately before and after giving effect to this letter agreement) true and correct in all material respects as of the date hereof (except to the extent that such representation and warranty is qualified by materiality, in which case such representation and warranty must be true in all respects) as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality, in which case such representation and warranty must be true in all respects) as of such specified date) and no Default or Event of Default has occurred and is continuing as of the date hereof.
The Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed by the Borrower in all respects.  This letter agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.  This letter agreement shall be governed by and construed according to the laws of the State of New York without reference to conflicts of law rules other than Section 5-1401 of the General Obligations Law of the State of New York.
This letter agreement is a Credit Document as defined in the Credit Agreement, and the provisions of the Credit Agreement generally applicable to Credit Documents are applicable hereto and incorporated herein by this reference.

OHSUSA:752683560.1

Sincerely,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
 as Administrative Agent and a Lender

By:            /s/ Brian Weber
Name:            Brian Weber
Title:            SVP

Signature Page to Amendment - IRF
Agreed to and accepted:

INTERNATIONAL RECTIFIER CORPORATION,
a Delaware corporation

By:            /s/ Ilan Daskal
Name: Ilan Daskal
Title:  EVP & CFO

Each of the undersigned hereby acknowledges, agrees and consents to this letter agreement, and confirms and agrees that the Guaranty executed by it in connection with the Credit Agreement remains in full force and effect in accordance with its terms and is hereby reaffirmed and ratified by each of the undersigned.

INTERNATIONAL RECTIFIER HIREL PRODUCTS, INC.,
a Delaware corporation

By:            /s/ W. Joseph Thesing
Name: W. Joseph Thesing
Title:  Secretary
IR EPI SERVICES, INC.,
a Delaware corporation

By:            /s/ Lawrence Michlovich
Name: Lawrence Michlovich
Title:  Assistant Secretary
CHIL SEMICONDUCTOR CORPORATION,
a Delaware corporation

By:            /s/ Lawrence Michlovich
Name: Lawrence Michlovich
Title:  Assistant Secretary

IR INTERNATIONAL HOLDINGS, INC.,
a Delaware corporation

By:            /s/ Lawrence Michlovich
Name: Lawrence Michlovich
Title:  Secretary

Signature Page to Amendment - IRF
Agreed to and accepted:

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:            /s/ Anna C. Araya
Name: Anna C. Araya
Title:  Vice President
HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender

By:            /s/ Kathryn E. Benjamin
Name: Kathryn E. Benjamin
Title:  Vice President

BANK OF THE WEST,
as a Lender

By:            /s/ Brock Mullins
Name:  Brock Mullins
Title:  VP

Signature Page to Amendment - IRF

EXHIBIT H

COMPLIANCE CERTIFICATE

 (See attached)

OHSUSA:753327439.2

EXHIBIT H

 COMPLIANCE CERTIFICATE
_____________ ___, 201_

Wells Fargo Bank, National Association
2030 Main Street, Suite 900
Irvine, CA 92614
Attention:  Brian S. Weber
Tel. No.  (949) 251-4117
Fax No.  (949) 851-8159
E-mail.  Brian.S.Weber@wellsfargo.com

This Compliance Certificate is delivered pursuant to Section 5.01(a)(iii) of that certain Credit Agreement, dated as of October 25, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among (1) INTERNATIONAL RECTIFIER CORPORATION, a Delaware corporation (the "Borrower"); (2) each of the financial institutions party thereto from time to time (the "Lenders"); and (3) WELLS FARGO BANK, NATIONAL ASSOCIATION ("Wells Fargo"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), as Swing Line Lender and as L/C Issuer.
Terms defined in the Credit Agreement and not otherwise defined in this Compliance Certificate (this "Certificate") shall have the meanings defined for them in the Credit Agreement.  Section references herein relate to the Credit Agreement unless stated otherwise.  In the event of any conflict between the calculations set forth in this Compliance Certificate and the manner of calculation required by the Credit Agreement, the terms of the Credit Agreement shall govern and control.
This Compliance Certificate is delivered in accordance with Section 5.01(a)(iii) of the Credit Agreement by the undersigned president, chief executive officer, chief operating officer or chief financial officer of the Borrower, on behalf of the Borrower.  This Compliance Certificate is delivered for the fiscal [quarter/year] ended ___________, ____ (the "Test Date").  Computations indicating compliance with respect to the covenants in Section 5.02(e)(ii)(y) and Section 5.03 of the Credit Agreement are set forth below:
1.
Section 5.02(e)(ii)(y).  As of the Test Date, the aggregate amount of outstanding Investments made by the Borrower Parties directly or indirectly in Foreign Subsidiaries, R Labco, Inc. and IR International Holdings China, Inc. (including, without limitation, (1) any loans or advances, less any repayments or prepayments of such loans or advances and (2) any other investment less any return of such investment (by way of dividend, return of capital or otherwise and whether in whole or in part)) is approximately $______________ (subject to adjustment after the Test Date for the actual amount of interest accrued on such Investments, provided that such adjustment does not exceed $2,000,000).  [The amount of such Investments (including, without limitation, (1) any loans or advances, less any repayments or prepayments of such loans or advances and (2) any other investment less any return of such investment (by way of dividend, return of capital or otherwise and whether in whole or in part)) shall not exceed $1,377,300,000 in the aggregate at any one time outstanding.][1]

2.	Section 5.03(a) – Total Leverage Ratio. As of the Test Date, the Total Leverage Ratio was _____:1.00. The maximum permitted Total Leverage Ratio is 2.50:1.00.
The Total Leverage Ratio as of the Test Date was computed as follows:
(a) Total Funded Debt of the Borrower Parties on a consolidated basis as of the Test Date
(i)  all obligations evidenced by notes, bonds, debentures or other similar instruments and all other obligations for borrowed money (including obligations to repurchase receivables and other assets sold with recourse)
$___________
(ii)   all obligations for the deferred purchase price of property or services (including obligations under letters of credit and other credit facilities which secure or finance such purchase price), except for trade accounts payable; provided that (A) such trade accounts payable arise in the ordinary course of business and (B) no material part of any such account is more than ninety (90) days past due
+$___________
(iii)  all obligations under conditional sale or other title retention agreements with respect to property acquired by such Person (to the extent of the value of such property if the rights and remedies of the seller or the lender under such agreement in the event of default are limited solely to repossession or sale of such property)
+$___________
(iv) all obligations arising as lessee under or with respect to Capital Leases and synthetic leases and all other off-balance sheet financing	+$___________
(v) all obligations, contingent or otherwise, under or with respect to Surety Instruments	+$___________
(vi) all obligations arising under acceptance facilities or under facilities for the discount of accounts receivable	+$___________
(vii) all Contingent Obligations
(viii) all Disqualified Securities	+$___________
(ix) with respect to any terminated Rate Contracts, the Termination Value thereof (as calculated pursuant to clause (a) of the definition of "Termination Value" in the Credit Agreement)	+$___________
(x) all obligations with respect to letters of credit, whether drawn or undrawn, contingent or otherwise	+$___________
(xi) all Guaranty Obligations with respect to the obligations of other Persons of the types described in clauses (i) - (x) above	+$___________
(xii)  all obligations of other Persons ("primary obligors") of the types described in clauses (i) - (xi) above to the extent secured by (or for which any holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any property (including accounts and contract rights), even though such Person has not assumed or become liable for the payment of such obligations (and, for purposes of this clause (xii), the amount of the Indebtedness shall be deemed to be the lesser of (1) the amount of all obligations of such primary obligors so secured by (or for which any holder of such obligations has an existing right, contingent or otherwise, to be secured by) such property and (2) the value of such property)
+$___________
(a) Total Funded Debt – equals [(i)+(ii)+(iii)+(iv)+(v)+(vi)+(vii)+(viii)+(ix)+(x)+(xi)+(xii)]	$___________
(b) the lesser of (x) $4,000,000 and (y) the aggregate amount of obligations of the Borrower Parties with respect to undrawn letters of credit as of the Test Date	$___________
(c) the lesser of (x) $3,000,000 and (y) the aggregate amount of Contingent Obligations attributable to the acquisition of CHiL Semiconductor Corporation as of the Test Date	$___________
(d) EBITDA[2] for the four fiscal quarter period ending on the Test Date
(i) Net Income	$___________
(ii) Interest Expense (as calculated in paragraph 3(b) below)	+$___________
(iii) income tax expense	+$___________
(iv) depreciation and amortization	+$___________
(v) non-cash charges and expenses related to stock-based compensation	+$___________
(vi) in-process research and development charges and expenses with respect to Permitted Acquisitions for such period incurred in accordance with Financial Accounting Standards Board Statement No. 141	+$___________
(vii) extraordinary non-cash charges and expenses	+$___________
(viii)  non-recurring non-cash charges and expenses (including in respect of restructurings, facilities closings or other similar actions) (it being understood and agreed that, for the avoidance of doubt, multiple restructuring or impairment charges shall not constitute a recurring event)
+$___________
(ix) interest income	-$___________
(x) aggregate amount of extraordinary non-cash income and gains and non-recurring non-cash income and gains	-$___________
(xi) any cash payment in respect of charges and expenses that have been added to EBITDA pursuant to (viii) above in any prior period	-$___________
Items (ii) through (viii) are included to the extent deducted in determining such Net Income for such period (without duplication).
Items (ix) through (xi) are included to the extent added in determining such Net Income for such period (without duplication).

(d) – EBITDA – equals [(i)+(ii)+(iii)+(iv)+(v)+(vi)+(vii)+(viii)-(ix)-(x)-(xi)]	$___________
Total Leverage Ratio equals [(a)-(b)-(c)]÷(d)	_____:1.00
The maximum permitted Total Leverage Ratio as of the last day of the fiscal quarter ended on the Test Date is:	2.50:1.00
In compliance:	[YES][NO]

3.	Section 5.03(b) – Interest Coverage Ratio. As of the Test Date, the Interest Coverage Ratio was _____:1.00. The minimum permitted Interest Coverage Ratio is 4.00:1.00.
Interest Coverage Ratio was computed as follows:
(a) EBITDA for the four fiscal quarter period ending on the Test Date (as calculated in paragraph 2(d) above)	$________
(b) Interest Expense for the four fiscal quarter period ending on the Test Date
(i) all interest, fees, charges and related expenses payable to any Person in connection with Indebtedness or the deferred purchase price of assets that is treated as interest in accordance with GAAP	$___________
(ii) the portion of rent actually paid during such period under Capital Leases that should be treated as interest in accordance with GAAP	+$___________
(iii) the net amounts payable (or minus the net amounts receivable) under Rate Contracts accrued to the extent treated as interest expense under GAAP	+/-$___________
(b) – Interest Expense – equals [(i)+(ii)+/-(iii)]	$___________
Interest Coverage Ratio equals [(a)÷(b)]	_____:1.00
The minimum permitted Interest Coverage Ratio as of the last day of the fiscal quarter ending on the Test Date is:	4.00:1.00
In compliance	[YES][NO]

4.	Section 5.03(c) – Minimum Available Liquidity. As of the Test Date, Available Liquidity was $______________. The minimum permitted Available Liquidity is $200,000,000.
Available Liquidity was computed as follows:
(a) Available Liquidity as of the Test Date
(i) Unused Revolving Commitment	$___________
(ii) cash and any securities described in the Investment Policy that mature within one year (measured as of the Test Date) of the Borrower Parties	+$___________
(ii) up to $50,000,000 of Long Term Investments of the Borrower Parties	+$___________
(a) – Available Liquidity – equals [(i)+(ii)+(iii)]	$___________
The minimum Available Liquidity at any time	$200,000,000
In compliance	[YES][NO]

5.
No Default.  During the fiscal quarter ending on the Test Date, no Default has occurred and is continuing, with the exceptions set forth below in response to which the Borrower has taken (or caused to be taken) or propose to take (or cause to be taken) the following actions (if none, so state).

________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

[This Space Intentionally Left Blank]

1 To the extent such Investments exceed $1,377,300,000 and the Borrower is relying on another basket in Section 5.02(e), this sentence can be modified to note such fact and which other basket is being utilized.
2 Pro forma credit shall be given for an Acquired Person's EBITDA as if owned on the first day of the Test Period; companies (or identifiable business units or divisions) sold, transferred or otherwise disposed of during the Test Period will be treated as if not owned during the entire Test Period.

OHSUSA:753327439.2

The undersigned [president, chief executive officer, chief operating officer or chief financial officer]3 of the Borrower hereby certifies, solely in his or her capacity as the [president, chief executive officer, chief operating officer or chief financial officer]4 of the Borrower (and not in any personal capacity), on behalf of the Borrower, that the calculations made and the information contained herein are derived from the books and records of the Borrower and that each and every matter contained herein correctly reflects in all material respects those books and records.
Dated:                      , 201__

BORROWER:

INTERNATIONAL RECTIFIER CORPORATION

By:
Name:
Title:

3 To match the signature block below.
4 To match the signature block below.